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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1988 Stock Plan, the 1994 Key Executive Stock Plan and the 1997 Stock Incentive Plan of Heska Corporation of our report dated May 14, 1996, relating to the financial statements of Diamond Animal Health, Inc. included in the Registration Statement (Form S-1, No. 333-25767) filed with the Securities and Exchange Commission.



                                                         McGLADREY & PULLEN, LLP


Des Moines, Iowa
August 21, 1997